EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $.01 per share, of The First Marblehead Corporation and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: December 31, 2007

THE GOLDMAN SACHS GROUP, INC.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GOLDMAN, SACHS & CO.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GSCP VI ADVISORS, L.L.C.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS ADVISORS VI, L.L.C.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS PARTHENON B, L.P.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

GS PARTHENON A, L.P.

By: /s/ Michael T. Seeley

Name: Michael T. Seeley

Title: Attorney-in-fact

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